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                                                                    Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                               18 U.S.C. (S) 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of The Frontier Fund on Form 10-Q for the period ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Richard E. Bornhoft, President and Chief Executive Officer of Equinox Fund Management, LLC, the managing owner of The Frontier Fund, certify, pursuant to 18 U.S.C. (S) 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Frontier Fund.


                                        /s/ Richard E. Bornhoft
                                        ----------------------------------------
                                        Richard E. Bornhoft
                                        President and Chief Executive Officer of
                                        Equinox Fund Management, LLC, the
                                        Managing Owner of The Frontier Fund

                                        May 16, 2005

A signed original of this written statement required by Section 906, or any other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to The Frontier Fund and will be retained by The Frontier Fund and furnished to the Securities and Exchange Commission or its staff upon request.